Zion Oil & Gas Newsletter
June 24, 2010
~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
Dear Shareholder and/or Friend of Zion

Zion's Founder and Chairman of the Board, John Brown,
addressing Zion's 2010 Annual Meeting

Zion's '2010 Annual Meeting' took place on Monday, June 14, 2010, in Caesarea, Israel. Present at the meeting were stockholders who had travelled to Israel from as far away as Finland and California, USA; I believe that everyone attending enjoyed the very positive spirit of the meeting.

Mr. Victor Carrillo (L) and Zion's CEO, Richard Rinberg (R)

One V.I.P. guest present at the meeting was Victor Carrillo (pictured above), the Chairman of the Railroad Commission of Texas. The Railroad Commission is the primary regulator of the oil and gas industry in Texas and it was a great honor for Zion to have Chairman Carrillo present at our meeting.

The business formalities were duly carried out and the resolutions were successfully carried. After the formal part of the meeting, I gave my report of Zion's activities during the prior twelve months and then Zion's President and Chief Operating Officer, Bill Ottaviani, gave his report.

Zion's President and COO, Bill Ottaviani

You can review my report (i.e. the Chief Executive Officer's report) and the Chief Operating Officer's report, presented to the meeting, on the Investor Center section of Zion's website. If you want to do that, please click here.

John Brown being interviewed at Ma'anit

The day after Zion's annual meeting, as you can see in the above photographs, "GLOBES", one of Israel's leading business papers interviewed Zion's Founder and Chairman of the Board, John Brown, for a lead article in their weekend edition, (to be published in Israel, this weekend).

Christians United for Israel

You may be interested to learn that, as we did in 2008, Zion Oil & Gas will be sponsoring the “Night to Honor Israel” banquet at the Fifth Annual Washington-Israel Summit of Christians United for Israel (CUFI). However, this year, Zion will also be sponsoring CUFI's Ambassadors' Reception.

The Summit will take place in Washington, D.C. during July 20th to 22nd and the banquet will take place on Wednesday evening, July 21, 2010. Pastor John Hagee and Israel’s Ambassador to the U.S., Michael Oren, are scheduled to speak at the banquet.

It is expected that John Brown, Zion’s Founder and Chairman, will be interviewed by Pastor John Hagee during the Summit and that the interview will be broadcast on the Daystar Television Network during the “Night to Honor Israel”. In addition, CUFI will broadcast a video about Zion at the banquet’s pre-event, and the banquet’s proceedings will be telecast by live-feed over the Daystar Television network. If you want to read the press release, please click here.

RIGHTS OFFERING

The rights offering will soon terminate. This opportunity is only available until 5:00 p.m. EDT on June 30, 2010, so if you want to subscribe but have not yet done so, then you will need to act without delay.

Under the rights offering (see www.zionoil.com/investor-center) Zion stockholders, at the close of business on May 6, 2010, were issued, at no charge, the following:

ONE subscription right for every TWO shares of stock owned (as of the close of business on May 6, 2010).

Each subscription right entitles the holder to purchase one share of Zion stock at a price of $5.00, irrespective of the market price at the time of purchase.

The subscription rights may be exercised at any time prior to the end of June 2010. However, after 5:00 pm EDT on June 30, 2010, unexercised subscriptions rights will expire with no residual value.

Please note that if you want to exercise your rights and you hold your stock in a brokerage account, then you will need to contact your broker to determine when and how you can exercise your rights, as each individual brokerage firm has their own timeline and procedures for processing subscriptions.

As detailed in the press release, we plan to use the proceeds from the rights offering: (a) to purchase a 51% interest in a new yet to be established company (Zion Drilling, Inc. that will own a 2,000 horsepower drilling rig), (b) to drill further 'deep' exploration wells on Zion's licenses in Israel (in continuation of Zion's oil and gas exploration efforts) and (c) for general corporate purposes.

....................................................

With regard to 'Operations', we are now preparing for the next well, as you can read.

Ma'anit-Joseph #3 Well (M-J #3)

We continue moving forward through the many permitting requirements for the M-J #3 well and are securing all the necessary services and equipment to ensure an “on time” spud date.

When the permitting process for this well began, we estimated a 5-month time frame would be needed to secure the necessary permits before well site construction could begin.  As it is turning out, we need every bit of this time to navigate through the complex permitting process for a new well.

We currently plan to begin well site construction in early July 2010. The construction of the concrete platform will take approximately four weeks.

On the equipment and services procurement front, we are making steady progress.  All the equipment needed on site by our planned spud date has been ordered and delivery confirmations have been received.  This first large order of equipment is primarily for well casing and wellhead equipment – equipment that often requires a long delivery lead time.  We are expecting the first shipment of this equipment within the next few weeks.

Additionally, most of the major services we require for drilling have already been awarded through our bidding process and service contracts are in the process of being prepared.

All in all, our work progress is steady and we remain on schedule for an August 2010 spud date for the M-J #3 well.

The Issachar-Zebulun Permit Area

On June 16, 2010, field acquisition of new 2-dimensional seismic in the Jordan River Valley section of our Issachar-Zebulun permit area was successfully concluded.  Approximately 30 km of new seismic data was collected on Zion’s behalf by the Geophysical Institute of Israel (GII).  Preliminary indications suggest that data quality is ‘good’.

This data will soon be “processed” by a geophysical consultant in the United States into usable graphic imagery that can then be “interpreted” by our geologists in their investigation for future drilling prospects.  The processing and interpretation of this data is expected to be finalized by October 2010.

Elijah #3 Well

As previously noted, the Elijah #3 well was drilled to a depth of approximately 10,938 feet (3,334 meters) when the drill string became stuck within the Asher Volcanics section of the hole. After recovering a significant portion of the stuck drill pipe, progress in recovering the remainder of the pipe slowed and the decision was made to temporarily suspend drilling operations pending further analysis of the situation.

We are currently acquiring approximately 32 kilometers of additional field seismic data that will help us to resolve certain questions regarding the geology of the area surrounding this well.

GII began field acquisition of this seismic on June 16, 2010, and have already finished collecting data in one of three “lines” planned.  Each of the three planned seismic lines is geographically oriented in a different direction (for example, one line may be east-west oriented and another may be north-south oriented). This is to ensure that our geologists have sufficient areal coverage of the geologic region to be investigated.

As with the seismic data collected in the Issachar-Zebulun permit area, this data will also need to be processed and subsequently interpreted.  In this case, however, we are not looking for new prospects but instead looking for greater clarity in the geology that underlies our Elijah-3 well.

Ma'anit-Rehoboth #2 Well (M-R #2)

This well is currently temporarily suspended for possible future use as an offset well to the Ma'anit-Joseph #3 (M-J #3) well (see above) which is to be drilled a short distance away.

It is important to note that we are drilling to the deep "Permian" structure in the M-J #3 well; whereas the various intervals tested in the M-R #2 well consisted of shallower and younger age rocks.  As such, and despite the relative proximity of these two wells, the results of the M-R #2 well tests are not correlative to what we expect in the Permian of the M-J #3 well.

The Russell 3000 Index Rebalancing

The Russell 3000 is a value weighted index that measures performance of the top 3,000 stocks of the investable U.S. equity market. Zion was placed on the index as of June 26, 2009. In June of every year, the index is reconstituted,

On Friday, June 25, 2010, after the stock market close, the 2010 reconstitution of the Russell Indexes will take place, and Zion may not be part of the 2010 index. In connection with the reconstitution, NASDAQ has advised us that, in the short term, there may be increased trading volumes in Zion's stock trading and volatility in Zion's stock price.

As the late great Benjamin Graham noted, 'In the short term the market is a voting machine, in the long term it is a weighing machine".

Zion's management team are committed to building long term value into Zion Oil & Gas, Inc. and try to ignore fluctuations in Zion's stock price, caused by events over which we have no control.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion, and

Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, the procurement of needed drilling permits, drilling efforts and locations, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, the successful establishment of the drilling subsidiary and the negotiation and execution of definitive agreements with AME (the current owner of the drilling rig) with respect thereto, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE
Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

Contact Information
~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

More information about Zion is available at www.zionoil.com or by contacting Michael Williams at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~